AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com

For Immediate Release

                              Elcom Provides Update on SEC Filings, OTC Bulletin
                                           Board Status and Trading

NORWOOD,  MA, June 13, 2007 - Elcom  International,  Inc.  ("Elcom" or the  "Company")  (PINKSHEETS:  ELCO),  a
leading  international  provider of Commerce Process  Management  solutions for buyers,  suppliers and commerce communities,  today announces the latest steps taken towards regaining listing as an Over-The-Counter  Bulletin
Board (the "OTC  Bulletin  Board")  stock since being  suspended on May 18, 2007 due to the delay in filing its annual  report on Form 10-KSB for its fiscal 2006 year with the  Securities  and Exchange  Commission  ("SEC").
The  Company's  stock is listed in the OTC  "pink  sheets"  until  such  time as the  Company's  stock is again eligible for quotation on the OTC Bulletin Board.

The Company is nearing  final  resolution of several  issues that have delayed the  completion of the Company's audit  for the  year  ended  December  31,  2006.  One  issue  involves  the  repayment  of a cash  deposit  of approximately  $1.2 million  deposited by the Company with a sales agent in  connection  with its potential bid for government  contracts  outside the United  States.  The Company has filed a lawsuit for the return of these funds,  which were  originally  due to be repaid to the Company by May 15, 2007. A further  issue  involves the accounting  treatment  of certain  balance  sheet items.  These  issues are expected to be resolved  within the next  several  weeks,  and at that time the Company  expects to be able to file its 2006 annual  report on Form
10-KSB as well as its quarterly report on Form 10-QSB for the quarter ended March 31, 2007.

The Company had previously  announced in October 2006 that it  anticipated  that it would be cash flow positive in 2007,  however based on current  trading it now anticipates  that it will remain in a loss position  through
2007.

About Elcom International, Inc.
Elcom  International,  Inc.  (PINKSHEETS:ELCO),  is  a  leading  international  provider  of  Commerce  Process
Management  solutions for buyers,  suppliers and commerce  communities.  Commerce Process  Management refers to the  ability  to  effectively  manage  the  large-scale  exchange  of goods  and  services,  using  information technology and best practices,  between  different  organizations,  including the purchase,  sale,  exchange of commodities and services and their receipt and payment in one seamless end-to-end  integrated  process.  Beyond the  current  generation  of "On  Demand"  solutions  available  in the  market,  Commerce  Process  Management
Solutions provided by Elcom offer true value for money by eliminating the

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               10 Oceana Way - Norwood, MA 02062 --- voice (781) 501-4333 --- fax (781) 762-1540

Elcom Provides Update on SEC Filings, OTC Bulletin Board Status and Trading

burden and cost of in-house programming,  IT infrastructure and ongoing system management.  More information is available from Elcom's website at: www.elcom.com

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
Except for the  historical  information  contained  herein,  the matters  discussed in this press release could include forward-looking  statements or information.  All statements,  other than statements of historical fact, including,  without limitation,  those with respect to the Company's objectives, plans and strategies set forth herein  and  those  preceded  by or  that  include  the  words  "believes",  "expects",  "targets",  "intends",
"anticipates",  "plans", or similar expressions, are forward-looking statements.  Although the Company believes that such forward-looking  statements are reasonable,  it can give no assurance that the Company's expectations are, or will be, correct.  These  forward-looking  statements involve a number of risks and uncertainties which could cause the Company's  future  results to differ  materially  from those  anticipated,  including:  (i) the necessity  for the  Company to control  its  expenses as well as to  generate  incremental,  ongoing  operating revenues and whether this  objective  can be met given the overall  marketplace  and  clients'  acceptance  and usage of eCommerce  software  systems,  eProcurement  and  eMarketplace  solutions  including  corporate demand therefore, the impact of competitive technologies,  products and pricing,  particularly given the substantially larger  size and scale of  certain  competitors  and  potential  competitors;  (ii) the  consequent  results of operations  given the  aforementioned  factors;  and (iii) the  necessity of the Company to achieve  profitable operations  within  the  constraints  of its  existing  resources,  and  if it can  not,  the  availability  of incremental  capital  funding to the Company,  particularly  in light of the audit  opinion from the  Company's independent  registered  public accounting firm in the Company's 2005 Annual Report on Form 10-KSB, as amended, and other risks detailed from time to time in its March 31, June 30, and September 30, 2006  Quarterly  Reports
on Form  10-QSB and in its other SEC  reports  and  statements,  including  particularly  the  Company's  "Risk
Factors"  contained in the  prospectus  included as part of the  Company's  Registration  Statement on Form S-3 filed on June 21,  2002.  The Company  assumes no  obligation  to update any of the  information  contained  or referenced in this press release.

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